Investor Presentation November 2026 | Nasdaq: SVC Exhibit 99.3

Warning Concerning Forward-Looking Statements, Disclaimers and Non-GAAP Financial Measures Warning Concerning Forward-Looking Statements This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws that are subject to risks and uncertainties. These statements may include words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “may” and negatives or derivatives of these or similar expressions. These forward-looking statements include, among others, statements regarding: potential margin, RevPAR, CAD, cash flow and EBITDA growth; the Board’s assessment of the potential value of SVC’s retained hotel portfolio, including hypothetical enterprise values based on targeted EBITDA and assumed valuation multiples; SVC’s strategic transformation to a predominantly service-focused retail net lease REIT; the potential benefits from SVC’s capital recycling, liquidity, leasing, acquisition and asset management initiatives, asset sales, revenue mix, labor and operating efficiency, operating leverage, secured financings and unencumbered properties; the durability of SVC’s cash flows and its ability to generate free cash flow; SVC’s expectations regarding CapEx; SVC’s execution of additional hotel dispositions, including the expected timing thereof; the completion and timing of hotel renovations, redevelopments and reopenings, and the anticipated benefits therefrom, including enhanced guest experiencing, pricing power and market share gains; the potential benefits of SVC’s hotel portfolio mix, locations, event calendar, and customer demand trends; the competitive advantages of SVC’s travel center properties; the potential benefits of SVC’s master trust and other secured financing structures, the focus of the executive leadership of Sonesta International Hotels Corporation and its subsidiaries, or Sonesta; SVC’s ability to enhance liquidity, refinance or extend its secured revolving credit facility and other debt, address upcoming debt maturities, accelerate deleveraging and unlock long-term value; SVC’s expected benefits from the second half of 2026 through 2028 demand drivers; and SVC's full year 2026 guidance and projections and related assumptions, including with respect to displacement as a result of hotel renovations. Forward-looking statements reflect management's current expectations, are based on judgments and assumptions, are inherently uncertain and are subject to risks, uncertainties and other factors, which could cause SVC's actual results, performance or achievements to differ materially from expected future results, performance or achievements expressed or implied in those forward-looking statements. Some of the risks, uncertainties and other factors that may cause SVC's actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements include, but are not limited to, the following: SVC's ability and the ability of SVC's tenants and managers to operate under unfavorable market and commercial real estate industry conditions due to, among other things, uncertainties surrounding interest rates and inflation, supply chain disruptions, emerging technologies, volatility in the public equity and debt markets, changing tariffs and trade policies and related uncertainty, geopolitical instability and tensions, pandemics, any U.S. government shutdown, economic downturns or a possible recession, labor market conditions or changes in real estate utilization; the ability of Sonesta to successfully operate the hotels it manages for SVC; SVC’s ability to achieve its targeted Hotel EBITDA, EBITDA margins, RevPAR, CAD, cost savings and other operating improvements within the expected time frames, or at all; whether completed or planned renovations, redevelopments, reopenings and operator initiatives produce the anticipated revenue, market share, margin or other benefits; whether industry RevPAR growth and other third party forecasts on which certain of SVC’s projections are based prove to be accurate; whether anticipated event, travel and other demand drivers materialize or benefit SVC’s hotels as expected; whether labor efficiencies, operating expense savings, revenue mix changes and reductions in customer acquisition costs are achieved; the valuation multiples that hotel assets may command in the future, which may be lower than those assumed in this presentation; SVC’s ability to repay or refinance its debts as they mature or otherwise become due; SVC’s ability to sell properties at prices it targets, and the timing and completion of such sales; SVC’s ability to raise or appropriately balance the use of debt or equity capital; SVC’s ability to extend, amend, replace or refinance its revolving credit facility; continued availability of borrowings under SVC’s revolving credit facility is subject to SVC satisfying certain financial covenants and other credit facility conditions; SVC's ability to maintain sufficient liquidity, including the availability of borrowings under its revolving credit facility; SVC's ability to pay interest on and principal of its debt; whether SVC’s unencumbered properties, master trust or other collateral provide the liquidity or refinancing flexibility anticipated; whether and the extent to which SVC’s tenants and managers will pay the contractual amounts of returns, rents or other obligations due to SVC; the impact of changes in U.S. and foreign government administrative policies, including the imposition of or increases in tariffs and changes to existing trade agreements, on macroeconomic conditions, supply chains and the cost of products SVC’s operators use, and on the results of operations of SVC’s operators and SVC; competition within the commercial real estate, hotel, transportation and travel center and other industries in which SVC's tenants and managers operate, particularly in those markets in which SVC's properties are located; potential defaults under SVC’s leases and management agreements by its tenants and managers; SVC's ability to make cost-effective improvements to SVC's properties that enhance their appeal to net lease tenants and hotel guests; SVC's ability to pay distributions to its shareholders and to increase or sustain the amount of such distributions; SVC's ability to acquire properties that realize its targeted returns; SVC’s ability to identify properties that it wants to acquire or to negotiate acceptable purchase prices, acquisition financing terms, management agreements or lease terms for new properties, or ability to complete acquisitions; SVC's ability to increase rents at its net leased properties as SVC's leases expire and hotel room rates in excess of its operating expenses and to grow its business; SVC's ability to increase and maintain net lease property and hotel room occupancy at its properties; SVC’s ability to engage and retain qualified tenants and managers for its net lease properties and hotels on satisfactory terms; SVC's ability to diversify its sources of rents and returns that improve the security of its cash flows; SVC's credit ratings; the ability of SVC's manager, RMR, to successfully manage SVC; actual and potential conflicts of interest with SVC's related parties, including its Managing Trustees, Sonesta, RMR and others affiliated with them; SVC's ability to realize benefits from the scale, geographic diversity, strategic locations and variety of service levels of its hotels; limitations imposed by and SVC's ability to satisfy complex rules to maintain its qualification for taxation as a REIT for U.S. federal income tax purposes; compliance with, and changes to, federal, state and local laws and regulations, accounting rules, tax laws and similar matters; acts of terrorism, war or other hostilities, outbreaks of pandemics or other public health safety events or conditions, global climate change or other man-made or natural disasters beyond its control; and other matters. These risks, uncertainties and other factors are not exhaustive and should be read in conjunction with other cautionary statements that are included in SVC's periodic filings. The information contained in SVC's filings with the SEC, including under the caption "Risk Factors" in SVC's periodic reports, or incorporated therein, identifies important factors that could cause differences from SVC's forward-looking statements in this presentation. SVC's filings with the SEC are available on the SEC's website at www.sec.gov. You should not place undue reliance upon SVC's forward-looking statements. Except as required by law, SVC does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise. Notes Regarding Certain Information in this Presentation This presentation contains industry and statistical data that SVC obtained from various third party sources. Nothing in the data used or derived from third party sources should be construed as investment advice. Some data and other information presented are also based on SVC’s good faith estimates and beliefs derived from its review of internal surveys and independent sources and its experience. SVC believes that these external sources, estimates and beliefs are reliable and reasonable, but it has not independently verified them. Although SVC is not aware of any misstatements regarding the data presented herein, these estimates and beliefs involve inherent risks and uncertainties and are based on assumptions that are subject to change. This presentation includes pro forma information for the transactions described in this presentation. The pro forma adjustments are based on available information and assumptions SVC’s management believes are reasonable; however, such adjustments are subject to change as transaction-related agreements are finalized. This presentation also includes hypothetical enterprise values for SVC’s retained hotel portfolio. These hypothetical values are presented for illustrative purposes only, are based on targeted EBITDA and assumed valuation multiples that may not be achieved, and are not projections of SVC’s future results or indications of the prices at which SVC’s hotels could be sold or the trading price of SVC’s common shares. Non-GAAP Financial Measures This presentation contains non-GAAP financial measures including FFO, Normalized FFO, CAD, EBITDA, Hotel EBITDA, Adjusted Hotel EBITDA, EBITDAre, Adjusted EBITDAre, NOI and Cash Basis NOI. Calculations of, and reconciliations (if applicable) for, these metrics to the closest GAAP metrics, are included in the appendix hereto. Please refer to Non-GAAP Financial Measures and Certain Definitions in the Appendix for terms used throughout this presentation. Unless otherwise noted, all data presented are as of or for the three or nine months ended September 30, 2026. 2

SVC At a Glance Total Portfolio (1) 3 827 Properties 46 States, Washington, D.C., Puerto Rico & Canada 22 Industries 150 Brands 192 Tenants / Operators $1.6B Total Revenues LTM (1) Portfolio as of and for the LTM ended September 30, 2026. Defensively Positioned Service-Focused Retail Net Lease Portfolio (1) Full Service Oriented Portfolio Positioned to Capture Market Share and Unlock Value (1) 87 Properties 19,897 Keys $1.2B Total Revenues LTM 740 Properties 13.5M Rentable Square Feet $395M Annualized Minimum Rent • Naturally defensive real estate with essential-use properties and historically low earnings volatility across economic cycles • High quality tenant base anchored by travel centers backed by investment grade credit tenant under long-term lease • Durable cash flows with contractual annual rent escalators, providing built-in inflation protection • Minimal ongoing CapEx requirements • Focused portfolio of full‑service hotels located in markets with durable demand drivers and stronger long-term pricing power • Positioned for potential margin and EBITDA growth following the recent multiyear renovation and repositioning cycle • Actively seeking to exit non‑core, capital‑intensive hotels to improve consolidated free cash flow • Transitioning from capital investment and disruption to earnings recovery phase, supported by renovation lift and new hotel leadership focused on unlocking long-term value

SVC: Investment Highlights 1 Following a multiyear renovation program, SVC’s 77 retained hotels have outperformed U.S. Industry benchmark RevPAR for eight consecutive quarters, by an average of 240 bps 2 Continued renovation lift, combined with identified hotel operator initiatives target an estimated ~$109 million of additional EBITDA upside within approximately 12 to 24 months 3 Net lease retail portfolio provides stable cash flow, supported by high-quality tenants, long-term leases and contractual rent growth, with proven value through recent secured financings 4 Financial profile materially strengthened with the redemption of ~$1.6 billion of debt in 2026 to date, improving SVC’s debt maturity ladder, leverage metrics and financial flexibility 5 Capital recycling initiatives are expected to accelerate deleveraging and enhance liquidity, specifically resulting from the 2026 sale of 15 hotels generating ~$14 million of negative EBITDA on an LTM basis 6 Moderating CapEx after three years of significant investment to reposition the retained hotel portfolio, combined with $61 million of annualized cash interest expense savings from capital markets activity in 2026 to date, positions SVC for sustainable free cash flow generation in 2026 and beyond 4

• Renovation of Nautilus Sonesta South Beach substantially complete – Expected to fully reopen in Q4 2026 • Under letters of intent to sell two hotels totaling 795 keys, including the Crowne Plaza Atlanta Perimeter in Atlanta, Georgia • Repaid and terminated $45 million variable funding note, or VFN • In discussions with lenders to extend or refinance secured revolving credit facility Third Quarter 2026 Highlights 5 Recent Developments Net Lease Portfolio Performance (1)Retained Hotel Portfolio Performance (1) 97.6% Occupancy 30 bps Occupancy Growth 8.3% RevPAR Growth 16.2% Adjusted Hotel EBITDA Growth 330 bps Occupancy Growth 130 bps Adjusted Hotel EBITDA Margin Expansion $117M Hotel Gross Proceeds 14 Hotels (1) Growth metrics reflect comparisons to 3Q25. (2) Properties sold since 2Q26. $14M Total Acquisition Purchase Price Since 2Q26 5 Properties Acquired Since 2Q26 Disposition Activity (2)

After Selling 142 Hotels for $1.1 Billion, Retained Hotels are High Quality and Positioned for Growth

Hotel Portfolio Mix as of January 2024



62%
Upper Upscale & Upscale
17%
47%
% of Keys
21%
15%

221 Hotels | 37,777 Keys

~$1.1B

Hotel disposition proceeds Jan. '24 - Nov. '26

142 Hotels | ~19,400 Keys

100+ Cities | 18 Buyers

- Upper Upscale
- Upscale
- Upper Midscale
- Midscale

Retained Hotel Portfolio Mix as of September 2026



86%
Upper Upscale & Upscale
7%
7%
59%
% of Keys
27%

77 Hotels | ~ 17,593 Keys

- Upper Upscale
- Upscale
- Upper Midscale
- Midscale

Legacy Portfolio

- Included large amount of smaller, focused service hotels – 134 of the 142 hotels sold were select service or extended stay
- Meaningful cash flow drag from non-core properties
- Significant exposure in markets with more limited demand drivers
- High capital needs with lower growth potential

Retained Portfolio

- More focused, high quality portfolio with ~70% of keys in top 25 markets
- Strong margin and cash flow growth potential
- Significant historical capital investments position portfolio for growth
- Exit prices of smaller, older assets from Legacy Portfolio mask value of well-located larger full service hotels in Retained Portfolio

6

Retained Hotels are Positioned for Significant EBITDA Growth


~$109 Million of Incremental EBITDA Upside
$139M
$35M
Lift from completed renovations and displacement recovery
$7M
Anticipated labor efficiencies and operating expense savings
$16M
Revenue mix and higher converting customer segments
$38M
Reduced customer acquisition costs through mix and fee reduction
$13M
Incremental RevPAR growth(1)
$248M
2026 Retained Hotel Portfolio EBITDA Guidance (Midpoint)
Renovation Lift
Operational Synergies
Revenue Mix
Lower Customer Acquisition Costs
Incremental RevPAR Flow-through
Projected Retained Hotel Portfolio EBITDA as Adjusted
Hotel EBITDA Margin
~14%
~12 - 24 Months
~20%

(1) Based on Retained Hotel 2026 full year revenue guidance of $1.0 billion (midpoint), multiplied by CBRE all U.S. Hotels RevPAR forecast (August 2026) of 2.4% in 2027 and 2.9% in 2028, combined with revenue lift from hotel renovations.

7

$248 Million of Targeted Retained Hotel Portfolio EBITDA Improved Hotel EBITDA Supports Meaningful Value Creation and Continued Deleveraging 8 Potential Retained Hotel Portfolio Value • Higher Retained Hotel Portfolio value supports Board approved strategy to reduce leverage and continue shifting its portfolio toward service-focused net lease portfolio over time. • SVC current leverage (Net Debt / rolling four-quarter Adjusted EBITDAre) is 9.0x, whereas net lease REIT peers operate at an average of ~5.0x leverage. (2) $3.0 Billion $3.2 Billion $3.5 Billion × 12.0x = × 13.0x = × 14.0x = Initial Upside Potential Value (1) ~20%EBITDA Margin: $3.2 Billion $3.5 Billion $3.7 Billion 22% $3.5 Billion $3.8 Billion $4.1 Billion 24% Multiple (1) Targeted Retained Hotel Portfolio EBITDA at 22% and 24% EBITDA Margins of $267 million and $291 million, respectively. (2) Net lease peers consist of O, WPC, ADC, NNN, EPRT, EPR, FCPT and GTY. Source is FactSet.

$628 Million Invested Since 2023 Positions Retained Hotels for Growth as CapEx Moderates



Retained Hotel Portfolio Cumulative CapEx Spend (2023 - 2026)
$156M
$334M
$178M
$531M
$197M
$628M
$97M
2023
2024
2025
2026 Projected (1)(2)
Full Year CapEx
Prior CapEx



Retained Hotel Portfolio Spend as a % of Revenues (2023 - 2026)
16.5%
18.5%
20.0%
~12%
9.7%
2023
2024
2025
2026 Projected (3)
SVC
Industry Average (4)

- From 2023 to 2026, SVC is projected to have spent $628 million, or ~$36,000 per key, in the Retained Hotel Portfolio.
- Capital spending on the Retained Hotel Portfolio is projected to normalize below industry averages.

(1) Includes discretionary redevelopment and hotel maintenance. Excludes CapEx for Exit Hotels and net lease properties.
(2) 2026 CapEx spend includes $28 million for the Nautilus South Beach hotel renovations.
(3) Midpoint revenue for Retained Hotels is $1 billion.
(4) Per International Society of Hospitality Consultants (ISHC) Study.

9

SVC Expects to Generate CAD in 2026, a Significant Milestone in Its Turnaround Following Years of Elevated CapEx Investment

Cash Available for Distribution (CAD)



($134M)
($91M)
$13M
$79M
2024 Actual
2025 Actual
3Q26 LTM
Projected CAD as Adjusted (4)

2026 Normalized FFO Guidance Bridge to Projected CAD as Adjusted

2026 Normalized FFO Guidance (Midpoint)	**$120M**
Add (Less):	
Non-cash expense (revenue), net [(1)]	$29M
Recurring CapEx [(2)]	($80M)
2026 Projected CAD	$69M
Add: Hotel EBITDA losses of Exit Hotels [(3)]	$10M
Projected CAD as Adjusted [(4)]	**$79M**

Potential additional EBITDA upside of ~$109 Million from Retained Hotel Portfolio

(1) Represents amortization of debt issuance costs, discounts and premiums, including non-cash amortization of interest of approximately $44 million related to SVC's $580 million of zero coupon senior secured notes due September 2027. Non-cash expenses are partially offset by straight line rent adjustments, lease value amortization, FF&E Reserves, including interest income earned, and the impact of rents prepaid by TravelCenters of America Inc., or TA.
(2) Estimated recurring CapEx, excludes ROI redevelopment and other capital activities, which are projected to be $40 million in 2026.
(3) Projected 2026 Hotel EBITDA of hotels sold 2026 to date and hotels currently marketed for sale included in midpoint FFO guidance.
(4) As adjusted for the sales of Exit Hotels and before discretionary redevelopment and other capital projects. SVC does not reconcile the non-GAAP measures in its full year guidance or long term outlook because significant information, most notably loss on impairment of real estate assets, gain or loss on sale of real estate, loss on early extinguishment of debt and equity in net earnings of investees, is not available without unreasonable efforts, or at all. These items are not indicative of SVC's ongoing operations, are uncertain and could materially impact SVC's GAAP results for the guidance period.

10

Current (4) Cash and cash equivalents $113M Available borrowings under credit facility $650M Total Liquidity $763M Required Actual 9/30/2026 Total unencumbered assets / unsecured debt ≥150% 273.2% Total debt / adjusted total assets ≤ 60% 53.9% Secured debt / adjusted total assets ≤ 40% 33.9% Consolidated income available for debt service / debt service ≥ 1.5x 1.83x Total unencumbered assets in guarantor subsidiaries / senior guaranteed unsecured debt ≥ 2.2x 8.79x SVC is Well Positioned to Address Near Term Debt Maturities 11 (1) As of September 30, 2026 and November 2, 2026, SVC had no amounts outstanding under its $650 million revolving credit facility. SVC is currently in discussions with lenders to extend or refinance its secured revolving credit facility. (2) SVC has a one-time option to extend the maturity date of its $580.2 million of senior secured notes due 2027 by one year to September 30, 2028, subject to satisfaction of certain conditions and the payment of an extension fee. If SVC exercises this option, interest payments will be due semiannually during the extension period at an initial interest rate of 7.50% per annum, which interest rate will increase periodically by 25 bps. (3) SVC's net lease mortgage notes due 2028 and 2031 are partially amortizing and require balloon payments at maturity. These notes are prepayable without penalty 24 months prior to the expected maturity dates. (4) Liquidity as of November 2, 2026. Debt Maturities (1) ($ in millions) Secured debt supported by strong net lease collateral provides refinancing flexibility Senior Note Debt Covenants (1) Liquidity (1) (2) (3) Addressing unsecured debt with asset sales proceeds, free cash flow and refinancings

Hotel Portfolio 12

Retained Hotel Portfolio: Strong Presence in Top Markets Chain Scale (3) Location (3) Customer Mix (4)Service Level (2) Retained 77 hotels (17,593 keys) focused on full-service hotels in urban and resort markets (1) Upscale AirportUrban Resort Suburban (1) Excludes Exit Hotels. (2) Based on hotel percentage of investments. (3) Based on number of keys. (4) Based on LTM room revenue. Top 10 Markets Hotels % of Keys Los Angeles 5 8.0% Chicago 3 6.6% Orange County 5 5.7% Washington, D.C. 5 5.0% Phoenix 5 4.4% Miami 3 3.9% Nashville 3 3.8% Philadelphia 2 3.2% Boston 2 3.1% Seattle 3 2.8% Subtotal 36 46.5% ~90% % Unencumbered Keys ~45% # Hotels Renovated Since 2022 ~70% % Keys in STR Top 25 U.S. Lodging Markets 13

Retained Hotel Portfolio: Operating Trends and Demand Drivers

Retained Hotel Operating Trends (1)



Occupancy
ADR
RevPAR
$174
$170
$181
$181
$171
$170
$181
$186
$177
67.6%
61.8%
58.1%
70.4%
69.3%
63.1%
62.8%
72.6%
72.6%
$118
$105
$103
$126
$119
$107
$111
$134
$128
3Q24
4Q24
1Q25
2Q25
3Q25
4Q25
1Q26
2Q26
3Q26

RevPAR Quarterly Growth vs. Prior Year

	3Q24	4Q24	1Q25	2Q25	3Q25	4Q25	1Q26	2Q26	3Q26
SVC	*0.0%*	*6.6%*	*4.6%*	*1.9%*	*0.8%*	*1.7%*	*8.1%*	*6.4%*	*8.3%*
STR	*0.9%*	*3.6%*	*2.2%*	*(0.5%)*	*(1.4%)*	*(1.1%)*	*3.8%*	*5.7%*	*7.1%*

SVC retained hotel portfolio has outperformed the U.S. Hotel industry by an average of 240 bps over the past eight consecutive quarters

2H26 - 2028 Demand Drivers

- **Renovation Momentum**
  - 45% of retained hotels renovated since 2022
  - Continued potential uplift from enhanced guest experience and pricing power
  - Positioned for market share gains at renovated hotels
- **Favorable Event Calendar**
  - Art Basel Miami Beach (Dec. 2026)
  - Super Bowl LXI in Los Angeles (Feb. 2027)
  - NCAA Men's Basketball regional finals in Los Angeles (Mar. 2027)
  - MLB All-Star Game in Chicago (Jul. 2027)
  - College Football National Championship in New Orleans (Jan. 2028)
  - Summer Olympic Games in southern California (Jul. 2028)
- **Other Positive Indicators**
  - Business transient and leisure demand remain strong, with group demand continuing to build
  - The "K-shaped" economy and substantial wealth creation continue to support growing higher-end travel demand
  - Very low new supply is expected over the next 4-5 years, supporting recovering occupancies and growing pricing power across SVC's urban and resort markets

(1) For SVC's Retained Hotels.

14

Recent Performance of Retained & Exit Hotels 15(1) Results of all hotels owned as of September 30, 2026. (1)

Retained Hotel Renovation and Redevelopment Initiatives

Completions

2025

Sonesta Simply Suites
- Burlington, MA

Sonesta Hotels & Resorts
- Los Angeles International Airport, CA
- Hilton Head, SC (Phase 2)

Sonesta ES Suites
- Toronto, Canada
- Anaheim, CA

2026

Sonesta Simply Suites
- Las Vegas, NV

Sonesta ES Suites
- Orlando Lake Buena Vista, FL

Royal Sonesta
- Washington, D.C. – DuPont (F&B)
- Cambridge, MA (Phase 1)

Targeted:

Sonesta Hotels & Resorts
- Atlanta Airport North
- Miami Beach, FL *(Redevelopment)*


15.8%
3Q26 Adjusted Hotel EBITDA Growth vs. 3Q25
Sonesta ES Suites Torrance Redondo Beach (144 Keys)


20.4%
3Q26 Adjusted Hotel EBITDA Growth vs. 3Q25
Sonesta Simply Suites
Sonesta Simply Suites Jersey City (214 Keys)

16

Net Lease Portfolio 17

Potential Benefits Strategic Priorities Triple Net Lease Portfolio: Strategic Priorities & Benefits • Current portfolio anchored by travel center properties backed by corporate investment grade credit • Diversified tenant base and geographic footprint mitigates risk • Efficient in-place debt structure through a master trust • Disciplined acquisition strategy allows for ongoing growth and optimization of portfolio • Build on existing platform focusing on properties in e-commerce resistant, necessity-based industries • Naturally defensive and less volatile asset class • Low CapEx requirements • Long-term leases create a bond-like risk-return profile • Deep and fragmented industry provides significant liquidity • Commoditized asset type with high investor demand from publicly traded net lease REITs and private 1031 exchange groups 18

(1) By annualized minimum rent. Net Lease Portfolio: Built with Properties in E-Commerce Resistant, Necessity Based Industries 740 $395M Properties Annualized Minimum Rent 13.5M 7.0 years Rentable Square Feet Weighted Average Lease Term 97.6% 2.17x Occupancy Rent Coverage % of Annualized Minimum Rent<1% >9.0% Diverse Geographical Footprint (1) Net Lease Portfolio Statistics Tenants by Industry (1) 19 Well-Laddered Lease Expirations (1) Less than 14% of the net lease portfolio expires before 2033

Net Lease Portfolio: High Quality Tenant Base

SVC's portfolio is anchored by 175 travel centers with rents guaranteed by investment grade rated BP Corporation North America Inc., and strong brands with robust rent coverage

Brand		Industry Group	# of Properties	Total Square Feet	Annualized Minimum Rents ($M)	% of SVC Annualized Minimum Rents	Weighted Average Remaining Term (years) (1)	Weighted Average Rent Coverage (1)	% Master Leased (2)
TA	TravelCenters of America	Gasoline Stations with Convenience	131	3,606,721	$183.9	46.5%	6.6	1.4x	100%
PETRO Stopping Centers	Petro Stopping Centers	Gasoline Stations with Convenience	44	1,445,004	$85.6	21.6%	6.6	1.4x	100%
the great escape	The Great Escape	Warehouse Clubs, Supercenters, and Other General Merchandise Retailers	14	542,666	$7.7	1.9%	0.9	4.0x	100%
LIFETIME FITNESS	Life Time Fitness	Other Amusement and Recreation Industries	3	420,335	$6.3	1.6%	8.8	3.3x	100%
Buehler's Fresh Foods	Buehler's Fresh Foods	Grocery and Convenience Retailers	5	502,727	$6.2	1.6%	9.1	2.7x	100%
EXPRESS OIL CHANGE	Express Oil Change	Automotive Repair and Maintenance	23	83,825	$4.1	1.0%	8.5	5.2x	100%
Pizza Hut	Pizza Hut	Restaurants and Other Eating Places	43	174,616	$4.1	1.0%	10.5	2.2x	86%
NORMS	Norms	Restaurants and Other Eating Places	10	63,490	$3.5	0.9%	18.8	3.6x	100%
AMERICA'S AUTO AUCTION	America's Auto Auction	Motor Vehicle and Motor Vehicle Parts and Supplies Merchant Wholesalers	6	72,338	$3.5	0.9%	8.6	10.1x	100%
Pilot FLYING J	Flying J Travel Plaza	Gasoline Stations with Convenience	3	48,069	$3.3	0.8%	2.2	3.1x	100%
	Top 10 Brands		**282**	**6,959,791**	**308.3**	**77.9%**	**6.7**	**1.8x**	**98%**
	All Brands		**740**	**13,542,332**	**$395.5**	**100.0%**	**7**	**2.2x**	**66%**

Notes: Totals may not sum due to rounding
(1) Weighted averages are weighted by the annual minimum rent of each property.
(2) % Master Leased totals represent the count of properties included in one or more master leases divided by the total number of properties.

20

TA's Competitive Advantage

Typical SVC TA travel center spans ~25 acres with key infrastructure, facilities and amenities

TA's Competitive Advantage

		Potential Benefits
1 ***Larger***	• **Sites average ~25 acres of land** and offer parking for ~182 trucks and cars, as well as ~9 fueling positions • The **largest competitor sites are 9 to 13 acres of land** and offer parking for ~84 trucks and cars and average ~8 fueling bays	***Drives Increased Traffic Volume and Ability to Offer Alternative Energy Options***
2 ***More Robust Truck Service Ecosystem***	• Full suite of **truck repair** and **maintenance** facilities • **Emergency roadside services** via TA's RoadSquad team	***Promotes Customer and Fleet Loyalty and Increases Traffic Volume***
3 ***More Driver Amenities***	• **More extensive amenities than competitor sites**, such as showers, laundry area, fitness center, entertainment options, Wi-Fi internet access and parking reservation systems	***Drives Increased Traffic Volume and Profitability***
4 ***Broader Non-Fuel Offering***	• A typical TA travel center typically includes one large travel store, one full service restaurant and one or more quick service restaurants • Compared to competitors, **TA sites boast more restaurant options**, as well as **more fulsome travel store inventory**	***Transforms Superior Traffic Volume into Improved Profitability***

Sample TA Travel Centers








21

SVC’s Master Trust Provides Efficient and Cost-Effective Net Lease Financing (1) 22 Master Trust Collateral Pool Snapshot Master Trust Overview Most recent issuance date March 2026 Outstanding series 2023-1, 2026-1 Ratings AAA / AA / A / BBB Current LTV 62% Current debt service coverage ratio (DSCR) 1.70x Next anticipated repayment date February 2028 Master Trust Industry Mix (2) Number of properties 471 Number of tenants 155 Number of brands 119 Occupancy 98.9% Annualized Minimum Rent $153M Weighted average remaining lease term 7.8 years Diversified form of financing with a unique investor base in the Asset-Backed Securities market (1) As of September 30, 2026. (2) Based on annualized minimum rent. ABS Financing • Strong asset base financed through the ABS market • Proven issuer of AAA-rated notes • Net lease represents a small share of ABS market, supporting strong investor demand • Refinancing flexibility with 24-month prepayment windows

SVC’s Unencumbered Net Lease Properties May Unlock Incremental Liquidity 23 Leasing opportunities and capital recycling strategies may drive added value and liquidity Properties 124 Occupancy 83.9% WALT 5.1 years Square Footage 2.7M SF Annualized Minimum Rent $24.7M Rent Coverage 3.1x Unencumbered Net Lease Portfolio Industry Mix (1) (1) Based on annualized minimum rent. Liquidity Initiatives Unencumbered Net Lease Portfolio Metrics Unencumbered Net Lease Portfolio Expirations (1) • Active leasing initiatives to enhance value and financing potential • Targeted dispositions of non-core assets and certain industry exposures

Appendix 24

Royal Sonesta Cambridge (400 Keys) Retained Hotel Portfolio: Urban 25 Well-located urban hotel properties in major gateway and business-friendly markets supported by diversified demand drivers and limited reliance on inbound international travel. Royal Sonesta New Orleans (483 Keys) Royal Sonesta Austin (190 Keys)Radisson Salt Lake City (381 Keys) Number of Hotels 22 Number of Keys 6,759 SVC Urban Properties (1) Royal Sonesta Chicago Riverfront (381 Keys) (1) As of September 30, 2026.

Retained Hotel Portfolio: Resort 26 Sonesta Hilton Head (340 Keys)Royal Sonesta Kauai (356 Keys)Nautilus Sonesta Miami Beach (250 Keys) Royal Sonesta San Juan (402 Keys) Number of Hotels 12 Number of Keys 2,861 SVC Resort Properties (1) Sonesta Fort Lauderdale (240 Keys) (1) As of September 30, 2026. Properties located in premier leisure destinations to capture resilient demand, premium pricing and long-term growth driven by experiential travel.

Retained Hotel Portfolio: Suburban 27 Sonesta Silicon Valley (238 Keys)Sonesta Simply Suites Jersey City (214 Keys)Sonesta White Plains (131 Keys) Number of Hotels 25 Number of Keys 4,153 SVC Suburban Properties (1) Sonesta Redondo Beach & Marina (346 Keys)Sonesta Select Laguna Hills (136 Keys) (1) As of September 30, 2026. Properties located in high-growth, residentially dense markets to capture steady demand from business travelers, local events, and extended-stay guests while benefiting from lower operating costs and stable cash flows.

Hyatt Place Chantilly Dulles (123 Keys) Sonesta Miami Airport (309 Keys) Retained Hotel Portfolio: Airport 28 Sonesta Los Angeles (614 Keys) Radisson Seattle Airport (204 Keys) Sonesta Nashville (392 Keys) Number of Hotels 18 Number of Keys 3,820 SVC Airport Properties (1) (1) As of September 30, 2026. Properties in strategic airport-adjacent locations to capture consistent demand from business travelers, airline crews, and overnight passengers.

Net Lease: Recent Acquisitions 29 HTeaO – Las Cruces, NM Walk On’s - Conway, AR Crunch Fitness – Tallahassee, FL Splash Car Wash – Bryant, AR Dollar General – Vermontville, MI

Approximately $37 Billion in AUM RMR Platform (1) Over 1,700 Properties More than 30 Offices Nationwide National Multi-Sector Investment Platform Industrial Residential Senior Living Medical Office Life Science Hotels Retail Office Over 800 Real Estate Professionals Institutional Infrastructure & Vertically Integrated Platform Accounting Asset Management Development Finance Human Resources Information Technology Investor Relations Legal Marketing Portfolio Management Project Management Property Management Tax Transactions The RMR Group (Nasdaq: RMR) 30(1) As of September 30, 2026.

Fees that SVC Pays to RMR are Primarily Performance Based which Aligns Interests with Shareholders RMR base management fee tied to SVC’s share price performance • Consists of an annual fee equal to generally 50 bps multiplied by the lower of: (1) SVC’s historical cost of real estate, or (2) SVC’s total market capitalization • There is no incentive for RMR to complete any transaction that could reduce share price RMR incentive fees contingent on total shareholder return outperformance • Incentive management fee: 12% of the outperformance of SVC’s total return per share compared to the MSCI U.S. REIT Diversified Index over a three year period multiplied by equity market capitalization (1) • Shareholders keep 100% of benchmark returns and at least 88% of returns in excess of the benchmark • Outperformance must be positive to be earned Other fees • Property management fee: consists of an annual fee based on 3.0% of rents collected at SVC’s managed retail net lease properties Alignment of Interests If SVC’s share price goes up and its total market cap exceeds its historical cost of real estate, RMR base management fee is capped at 50 bps of SVC’s historical cost of real estate If SVC’s share price goes down and its historical cost of real estate exceeds its total market cap, RMR gets less base management fees (50 bps on equity market cap plus debt) Incentive fee structure keeps RMR focused on increasing total shareholder return SVC shareholders have visibility into RMR, a publicly traded company SVC benefits from RMR’s national footprint and economies of scale from a platform with approximately $37 billion in AUM 31(1) The MSCI U.S. REIT Diversified Index is the benchmark index for periods beginning on and after January 1, 2026 and the MSCI U.S. REIT/Hotel & Resort REIT Index is the benchmark index for periods prior to January 1, 2026.

Condensed Consolidated Statements of Income (Loss) 32 (dollars in thousands, except per share data) See accompanying notes on page 38.

Condensed Consolidated Balance Sheets 33 (dollars in thousands, except per share data)

Calculation of FFO, Normalized FFO and CAD 34 (amounts in thousands, except per share data) See accompanying notes on page 38.

Calculation of EBITDA, EBITDAre and Adjusted EBITDAre 35 (amounts in thousands) See accompanying notes on page 38.

Calculation and Reconciliation of Hotel EBITDA and Adjusted Hotel EBITDA – All Hotels* * Results of all hotels as owned during the periods presented, including the results of hotels sold by SVC for the periods owned by SVC. 36 (dollars in thousands) See accompanying notes on page 38.

Calculation and Reconciliation of NOI and Cash Basis NOI for Net Lease Properties 37 (dollars in thousands) See accompanying notes on page 38.

Notes to Condensed Consolidated Statements of Income (Loss) and Calculations of FFO, Normalized FFO, CAD, EBITDA, EBITDAre, Adjusted EBITDAre, NOI, Cash Basis NOI, Hotel EBITDA and Adjusted Hotel EBITDA 38 (dollars in thousands) 1. SVC increased rental income by $1,009 and $2,257 for the three months ended September 30, 2026 and 2025, respectively, and increased rental income by $4,318 and $8,818 for the nine months ended September 30, 2026 and 2025, respectively, to record scheduled rent changes under certain of its leases on a straight line basis. 2. When managers of SVC's hotels are required to fund the shortfalls of owner's priority return under the terms of the management agreements or their guarantees, SVC reflects such fundings in its condensed consolidated statements of income (loss) as a reduction of hotel operating expenses. When these shortfalls are replenished by cash flows from the applicable hotel operations in excess of the owner's priority return due, SVC reflects such replenishment in its condensed consolidated statements of income (loss) as an increase to hotel operating expenses. The net change to hotel operating expenses was a decrease of $279 and $1,023 for the three and nine months ended September 30, 2026, respectively, and the net change to hotel operating expenses was a decrease of $1,480 and $4,953 for the three and nine months ended September 30, 2025, respectively. 3. Transaction related costs for the three and nine months ended September 30, 2026 of $1,857 and $4,829, respectively, primarily consist of costs related to the sale of certain hotels, partially offset by the recovery of deposits associated with certain previously terminated hotel sales. Transaction related costs for the three and nine months ended September 30, 2025, of $2,683 and $4,139, respectively, primarily consist of costs related to the sale and renovation of certain hotels, partially offset by the recovery of a working capital reserve during the three months ended March 31, 2025 related to SVC’s former agreement with Marriott International, Inc. previously deemed uncollectable and expensed in 2021. 4. SVC recorded a loss on asset impairment for the three and nine months ended September 30, 2026 of $53,691 and $270,883, respectively, to reduce the carrying value of six net lease properties and six hotels in the three month period, and 27 net lease properties and 12 hotels in the nine month period, to their estimated fair value less costs to sell. SVC recorded a loss on asset impairment for the three and nine months ended September 30, 2025 of $27,067 and $81,788, respectively, to reduce the carrying value of one net lease property and 25 hotels in the three month period, and three net lease properties and 28 hotels in the nine month period, to their estimated fair value less costs to sell. 5. SVC recorded a loss on sale of real estate for the three and nine months ended September 30, 2026 of $1,103 and $131, respectively, in connection with the sales of six net lease properties and six hotels in the three month period, and 25 net lease properties and seven hotels in the nine month period. SVC recorded a net gain on sale of real estate for the three and nine months ended September 30, 2025 of $25,256 and $25,846, respectively, in connection with the sales of three net lease properties and 40 hotels in the three month period, and 10 net lease properties and 46 hotels in the nine month period. 6. SVC recorded a net loss on early extinguishment of debt during the three and nine months ended September 30, 2026 of $335 and $61,589, respectively, in connection with make-whole premiums and the write off of unamortized deferred financing costs and discounts relating to the early redemptions of certain previously outstanding unsecured senior notes and the repayment and termination of its VFN. SVC recorded a net loss on early extinguishment of debt during the three and nine months ended September 30, 2025 of $529 in connection with the write off of unamortized deferred financing costs and discounts relating to the redemption of $350,000 of its senior unsecured notes due 2026. 7. SVC is amortizing a liability it recorded for the fair value of its initial investment in Sonesta as a reduction to hotel operating expenses in its condensed consolidated statements of income (loss). SVC reduced hotel operating expenses by $621 for each of the three months ended September 30, 2026 and 2025, related to this liability, and $1,863 for each of the nine months ended September 30, 2026 and 2025, related to this liability.

Non-GAAP Financial Measures and Certain Definitions Non-GAAP Financial Measures SVC presents certain “non-GAAP financial measures” within the meaning of the applicable Securities and Exchange Commission, or SEC, rules, including FFO, Normalized FFO, CAD, EBITDA, EBITDAre, Adjusted EBITDAre, NOI, Cash Basis NOI, Hotel EBITDA and Adjusted Hotel EBITDA. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income (loss) as indicators of SVC's operating performance or as measures of its liquidity. These measures should be considered in conjunction with net income (loss) as presented in SVC's condensed consolidated statements of income (loss). SVC considers these non-GAAP measures to be appropriate supplemental measures of operating performance for a REIT, along with net income (loss). SVC believes these measures provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation and amortization expense, they may facilitate a comparison of its operating performance between periods and with other REITs and, in the case of NOI, Cash Basis NOI, Hotel EBITDA and Adjusted Hotel EBITDA, reflecting only those income and expense items that are generated and incurred at the property level may help both investors and management to understand the operations of its properties. FFO and Normalized FFO: SVC calculates funds from operations, or FFO, and normalized funds from operations, or Normalized FFO, as shown on page 34. FFO is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or Nareit, which is net income (loss), calculated in accordance with GAAP, plus real estate depreciation and amortization, excluding any gain or loss on sale of real estate and any loss on impairment of real estate assets, as well as adjustments to reflect SVC's share of FFO attributable to an investee and certain other adjustments currently not applicable to SVC. In calculating Normalized FFO, SVC adjusts for the items shown on page 34. FFO and Normalized FFO are among the factors considered by SVC's Board of Trustees when determining the amount of distributions to SVC's shareholders. Other factors include, but are not limited to, requirements to satisfy SVC’s REIT distribution requirements, limitations in its debt agreements, the availability to SVC of debt and equity capital, SVC's distribution rate as a percentage of the trading price of its common shares, or dividend yield, and SVC’s dividend yield compared to the dividend yields of other REITs, SVC's expectation of its future capital requirements and operating performance and its expected needs for and availability of cash to pay its obligations. Other real estate companies and REITs may calculate FFO and Normalized FFO differently than SVC does. Cash Available for Distribution: SVC calculates cash available for distribution, or CAD, as shown on page 34. SVC defines CAD as Normalized FFO minus SVC’s proportionate share of Normalized FFO from its equity method investment, plus operating cash flow distributions from its equity method investment, if any, less real estate related capital expenditures and adjusted for other non-cash and nonrecurring items. CAD is among the factors considered by SVC's Board of Trustees when determining the amount of distributions to SVC's shareholders. Other real estate companies and REITs may calculate CAD differently than SVC does. EBITDA, EBITDAre and Adjusted EBITDAre: SVC calculates earnings before interest, taxes, depreciation and amortization, or EBITDA, EBITDA for real estate, or EBITDAre, and Adjusted EBITDAre as shown on page 35. EBITDAre is calculated on the basis defined by Nareit, which is EBITDA, excluding gains and losses on the sale of real estate, loss on impairment of real estate assets, if any, and adjustments to reflect SVC's share of EBITDAre attributable to an investee. In calculating Adjusted EBITDAre, SVC adjusts for the items shown on page 35. Other real estate companies and REITs may calculate EBITDA, EBITDAre and Adjusted EBITDAre differently than SVC does. NOI and Cash Basis NOI: The calculations of NOI and Cash Basis NOI exclude certain components of net income (loss) in order to provide results that are more closely related to SVC's property level results of operations. SVC calculates NOI, as rental income on its net lease properties, less net lease operating expenses as presented in its condensed consolidated statements of income (loss) in accordance with GAAP. NOI excludes depreciation and amortization. SVC defines Cash Basis NOI as NOI excluding non-cash straight line rent adjustments, lease value amortization and lease termination fees, if any. SVC calculates NOI and Cash Basis NOI to evaluate individual and company-wide property level performance. Other real estate companies and REITs may calculate NOI and Cash Basis NOI differently than SVC does. Hotel EBITDA and Adjusted Hotel EBITDA: SVC calculates Hotel EBITDA as hotel operating revenues less hotel operating expenses of all managed and leased hotels, prior to any adjustments required for presentation in its condensed consolidated statements of income (loss) in accordance with GAAP, as shown on page 36. Adjusted Hotel EBITDA excludes certain items SVC believes do not reflect the ongoing operating performance of SVC’s hotels. SVC believes that Hotel EBITDA and Adjusted Hotel EBITDA provide useful information to management and investors as a key measure of the profitability of its hotel operations. 39

Non-GAAP Financial Measures and Certain Definitions (Continued) Adjusted Hotel EBITDA Margin: Adjusted Hotel EBITDA as a percentage of hotel operating revenues. Adjusted Total Assets and Total Unencumbered Assets: Adjusted total assets and total unencumbered assets include the original cost of real estate assets calculated in accordance with GAAP, before impairment write-downs, if any, and exclude depreciation and amortization, accounts receivable and intangible assets. ADR: ADR (average daily rate) represents rooms revenue divided by the total number of room nights sold in a given period. ADR provides useful insight on pricing at SVC's hotels and is a measure widely used in the hotel industry. Annualized Minimum Rent: Generally, SVC's lease agreements with its net lease tenants require payment of minimum rent to SVC. Certain of these minimum rent payment amounts are secured by full or limited guarantees. Annualized minimum rent represents cash amounts and excludes adjustments, if any, necessary to record scheduled rent changes on a straight line basis or any expense reimbursements. Annualized minimum rent for TA excludes the impact of rents prepaid by TA. Chain Scale: As characterized by STR Inc., a data benchmark and analytics provider for the lodging industry. Chain Scale segments are grouped primarily according to average room rates. Comparable Hotels Data: SVC presents RevPAR, ADR and occupancy for the periods presented on a comparable basis to facilitate comparisons between periods. SVC defines comparable hotels as those that it owned on September 30, 2026 and were open and operating for the entirety of the periods being compared. There were no non-comparable hotels in the periods presented. Consolidated Income Available for Debt Service: Consolidated income available for debt service, as defined in SVC's debt agreements, is earnings from operations excluding interest expense, depreciation and amortization, loss on asset impairment, unrealized appreciation on assets of properties held for sale, gains and losses on early extinguishment of debt, gains and losses on sales of property and amortization of deferred charges. Debt: Debt amounts reflect the principal balance as of the date reported. Net debt means total debt less unrestricted cash and cash equivalents as of the date reported. Earnings and Adjustments Attributable to an Investee: Earnings and Adjustments Attributable to an Investee represents SVC's proportionate share from its equity investment in Sonesta. Exit Hotels: Exit Hotels represents eight hotels sold in October 2026, as well as one hotel managed by Sonesta and one hotel managed by InterContinental Hotels Group, PLC that are currently in various stages of being sold. Furniture, Fixtures and Equipment (FF&E) Reserves: FF&E Reserves, or FF&E Reserves from managed hotel operations, represents various percentages of total sales at certain of SVC's hotels that are escrowed as reserves for future renovations or refurbishments, or FF&E Reserve escrows. SVC owns all the FF&E Reserve escrows for its hotels. GAAP: is U.S. generally accepted accounting principles. General and Administrative Expense Paid in Common Shares: Amounts represent the equity compensation for SVC’s Trustees, officers and certain other officers and employees of RMR. 40

Non-GAAP Financial Measures and Certain Definitions (Continued) Investment: SVC defines hotel investment as historical cost of its properties plus capital improvements funded by it less impairment write-downs, if any, and excludes capital improvements made from FF&E Reserves funded from hotel operations that do not result in increases in SVC’s incentive threshold or owner’s priority returns. SVC defines net lease investment as historical cost of its properties plus capital improvements funded by SVC less impairment write-downs, if any. LTM: LTM means last twelve months ended September 30, 2026. Non-Cash Expenses: Non-cash expenses represents general and administrative expense paid in common shares and amortization of liabilities relating to SVC’s initial investment in Sonesta and its former investment in The RMR Group, Inc. Non-Cash Interest Expense: Non-cash interest expense represents amortization of debt issuance costs, discounts and premiums. Non-Cash Revenues: Non-cash revenues represents straight-line rent adjustments, lease value amortization, FF&E Reserves, including interest income earned, and the impact of rents prepaid by TA. Occupancy: Occupancy represents the total number of room nights sold divided by the total number of room nights available at a hotel or group of hotels and represents occupied properties as of the end of the period shown for net lease properties. Occupancy is an important measure of the utilization rate and demand of SVC's properties. Owner's Priority Return: Each of its management agreements or leases with hotel operators provides for payment to SVC of an annual owner’s priority return or minimum rent, respectively. Certain of these minimum payment amounts are secured by full or limited guarantees. In addition, certain of its hotel management agreements provide for payment to SVC of additional amounts to the extent of available cash flows as defined in the management agreement. Payments of these additional amounts are not guaranteed. Recurring Capital: Recurring capital expenditures is capital expenditures excluding redevelopment and other activity. Redevelopment and Other Activities: Redevelopment and Other Activities generally include projects that reposition a property or result in new sources of revenue and other non-recurring capital expenditures. Rent Coverage: SVC defines rent coverage as earnings before interest, taxes, depreciation, amortization and rent, or EBITDAR, divided by the annual minimum rent due to SVC weighted by the minimum rent of the property to total minimum rents of the net lease portfolio. Tenants with no minimum rent required under the lease are excluded. EBITDAR amounts used to determine rent coverage are generally for the latest twelve-month period, based on the most recent operating information, if any, furnished by the tenant. Operating statements furnished by the tenant often are unaudited and, in certain cases, may not have been prepared in accordance with GAAP and are not independently verified by SVC. In instances where SVC does not have tenant financial information, it calculates an implied coverage ratio for the period based on other tenants with available financial statements operating the same brand or within the same industry. As a result, SVC believes using this implied coverage metric provides a more reasonable estimated representation of recent operating results and the financial condition for those tenants. Retained Hotels: Retained Hotels represents 53 hotels managed by Sonesta, 17 hotels managed by Hyatt Hotels Corporation and seven hotels managed by Radisson Hospitality, Inc. that SVC will continue to own after the Exit Hotels are sold. RevPAR: RevPAR (revenue per available room) represents rooms revenue divided by the total number of room nights available to guests for a given period. RevPAR is an industry metric correlated to occupancy and ADR and helps measure revenue performance over comparable periods. Weighted Average Lease Term: The average lease term in years weighted on annualized minimum rent. 41

Investor Presentation November 2026 | Nasdaq: SVC Two Newton Place 255 Washington Street, Suite 300 Newton, MA 02458 SVCREIT.COM